SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

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     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                            Heritage Bancshares, Inc.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     (1)  Title of each class of securities to which transaction applies: N/A
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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).:
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This filing is being made by Heritage Bancshares,  Inc., pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

Subject Company:  Heritage Bancshares, Inc.

Commission File No.:  000-_______

This filing relates to the proposed merger between Heritage Bancshares, Inc. and HGroup Acquisition Co., pursuant to an Agreement and Plan of Merger, dated as of January 14, 2004. The Agreement and Plan of Merger was filed by Heritage Bancshares under cover of Form 8-K on January 15, 2004 and is incorporated by reference into this filing.

On January 14, 2004, Heritage Bancshares, Inc. issued the following press release:


              [LETTERHEAD HERITAGE BANCSHARES, INC.GRAPHIC OMITTED]


PRESS RELEASE                                             FOR IMMEDIATE RELEASE

For more information contact:
John H. Mackey, CEO
Telephone:  (972) 563-2657

                             HGROUP ACQUISITION CO.
                                   TO ACQUIRE
                            HERITAGE BANCSHARES, INC.

TERRELL, Texas - (January 14, 2004) Heritage Bancshares, Inc., ("Heritage") (OTCBB: HRGB) and HGroup Acquisition Co. ("HGroup"), today announced that they have signed a definitive agreement pursuant to which HGroup will acquire Heritage for cash in the approximate amount of $26.25 per share of common stock or approximately $12.4 million. Heritage's principal asset is Heritage Savings Bank, SSB, a state chartered savings bank (the "Bank"), located in Terrell, Texas.

Under the terms of the agreement, HGroup will merge with and into Heritage and Heritage will survive the merger and continue to exist as a registered savings and loan holding company.

The all-cash transaction represents 157.4% of September 30, 2003 book value. The total consideration could be reduced by the amount by which $200,230 exceeds the sum of certain combined balances in the employee stock ownership plan and the amount of aggregated deferred gains from the sale of real estate owned by TFS Investment Corporation, a subsidiary of Heritage. While this adjustment could be

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as high as $.42 per share,  it is believed  that the balances and the gains will be sufficient to offset this amount. The transaction is expected to close in the second or third quarter of 2004.

HGroup Acquisition Co. is a Delaware corporation formed for the purposes of acquiring Heritage. HGroup is owned by a group of Dallas area businessmen who have extensive experience in managing credit risk and loan portfolios and underwriting and sourcing assets, including syndicated loans, mortgage related securities and commercial real estate loans.

John Mackey, the President and Chief Executive Officer of Heritage, noted that, "We are very pleased to be taking this step toward maximizing shareholder value. Under our new ownership, the employees of Heritage will continue providing the same quality service our customers have grown accustomed to receiving, and we look forward to increasing the types of services available to the communities we serve." Mr. Mackey, together with four principals of HGroup will serve on the Board of Directors of Heritage

The definitive agreement and the transactions contemplated thereby, which were unanimously approved by the board of directors of Heritage, are subject to approval by regulatory authorities and by Heritage's shareholders. Before approving the transaction, Heritage's board of directors consulted financial advisor Keefe, Bruyette & Woods, Inc. The firm issued an opinion stating that the per-share price to be received is fair from a financial point of view to Heritage's shareholders. Locke Liddell & Sapp LLP served as legal advisor to Heritage. Patton Boggs LLP served as legal advisor to HGroup.

In connection with merger, Heritage will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF HERITAGE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS ON FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Secretary, Heritage Bancshares, Inc., 102 West High Street, Terrell, Texas 75160 (Telephone: (972) 563-2657). In addition, documents filed with the SEC by Heritage will be available free of charge at the SEC's web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Heritage in connection with the merger, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Heritage with the SEC.

For questions regarding Heritage please contact John Mackey at (972) 563-2657. For questions regarding HGroup please contact Davis Deadman at (972) 628-4104.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Heritage intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform

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Act of 1995 as amended,  and is including  this  statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Heritage, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Heritage's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of Heritage and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in Heritage's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statement. Further information concerning Heritage and its business, including additional factors that could materially affect Heritage's financial results, is included in Heritage's filings with the Securities and Exchange Commission.

Heritage serves the greater Terrell, Texas market through one full-service office located in Terrell and a branch office in Greenville, Texas. At September 30, 2003, Heritage had total assets of $52.9 million, deposits of $40.7 million and stockholders' equity of $7.9 million.